                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT*

                                                                                                                  JURISDICTION OF
                                                                                                                   INCORPORATION
                                                                                                                  ----------------
Constellation Holdings, Inc.....................................................................................      Maryland
BNG, Inc........................................................................................................      Delaware
Safe Harbor Water Power Corporation.............................................................................    Pennsylvania

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*The  names of  certain directly owned  subsidiaries have  been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

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